SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM 8-K

                                -----------------

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 14, 2001

                                 EUROSOFT CORPORATION

             (Exact Name of Registrant as Specified in Its Charter)

                                     Florida

                 (State or Other Jurisdiction of Incorporation)

                                     0-27143
                                    ---------
                            (Commission File Number)

                                   22-3538310
                                   ----------
                        (IRS Employer Identification No.)

                 232A ROYAL PALM WAY, PALM BEACH, FLORIDA 33480
             -------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                  (561)822-9995

              (Registrant's Telephone Number, Including Area Code)

            703 LUCERNE AVENUE, SUITE 201, LAKE WORTH, FLORIDA 33460 (Former Name or Former Address, if Changed Since Last Report)

Item 1. Changes in Control of Registrant.

On June 12, 2001, Eurosoft Corporation ("Eurosoft" or the "Company") entered into an Agreement ("Agreement") with Durland & Company ("Durland & Co.") and Stephen H. Durland to issue shares to Durland & Co. for the outstanding bill for accounting services rendered by Durland & Co. to Eurosoft in the amount of $272,367.89 ("Outstanding Bill"). The Agreement was amended on June 14, 2001 ("Amendment"). Pursuant to the Agreement and Amendment, the parties agreed to settle the Outstanding Bill as follows: EuroSoft issued the following shares of its common stock -- (i) 900,000 shares of common stock in the form of S-8 common stock. Such common stock is to be issued in the name of Stephen Durland, individually based on his position as the sole principal of Durland & Co. and for his work undertaken for the Outstanding Bill. EuroSoft has previously filed an S-8 registration statement with the SEC to register 2,500,000 shares. It has only issued 1,600,000 of shares under the registration statement and has available 900,000 shares which can be immediately issued to Mr. Durland; and
(ii) 24,100,000 shares of common stock restricted in accordance with Rule 144 also issued to Mr. Durland.

The 900,000 S-8 shares are valued at $0.02 per share (the current market price of EuroSoft's shares of common stock) and therefore, the outstanding bill is reduced by $18,000 upon issuance of such shares. The 24,100,000 restricted common shares are valued at $0.01 per share (50% of the current market price of EuroSoft's shares of common stock) and therefore the Outstanding Bill is reduced by an additional $241,000. The remaining $13,367.89 balance of the Outstanding Bill shall remain a liability of EuroSoft to Durland & Co. until such time as EuroSoft increases its authorized common stock above 50,000,000 shares. At such time, EuroSoft shall have the option to either issue additional shares of its common stock restricted in accordance with Rule 144 (valued at 50% of the then current market price of EuroSoft's shares of its common stock) or pay Durland & Co. cash, if in its sole discretion, it has sufficient cash to pay such amount.

As a result of the Agreement and Amendment, Stephen Durland beneficially owns approximately 25,000,000 (50.4%) of the Company's shares of outstanding and issued common stock with the option to be issued additional shares as stated above and may be deemed to be in control of EuroSoft.

The Agreement and Amendment was adopted, ratified and approved by the members of the Board of Directors of the Company, and by the Board of Directors and all of the shareholders of Durland & Co. The source of the consideration used by Durland & Co. to acquire its interest in the Company was the Outstanding Bill. The basis of the "control" by Durland is its stock ownership in Eurosoft. See the table below.

A copy of the Agreement and Amendment accompanies this Report, which, by this reference, is incorporated herein; the foregoing summary is modified in its entirety by such reference.

Upon execution of the Agreement and Amendment, William H. Luckman resigned as Executive Vice President and Director. Stephen Durland was appointed to be the sole member of the Board of Directors and was named President and Secretary of the Company, effective immediately. At such time, the Company moved its corporate headquarters to 232A Royal Palm Way, Palm Beach, Florida 33480 and changed its phone number to (561)822-9995. In addition, the Company can be contacted via e-mail at www.sdurland@durland-cpa.com.

On April 18, 2001, Nigel Zimmerman and Jorg Kaufman resigned as Officers and from the Board of Directors of the Company. On May 8, 2000, Brian Doherty resigned as a Director of the Company. These previous Directors did not resign due to disagreements with the Company.

The following table contains information regarding shareholdings of the Company's current directors and executive officers and those persons or entities who beneficially own more than 5% of the Company's issued and outstanding common stock, after taking into account the completion of the Purchase Agreement:

                                                     Amount and Nature          Percent
                                                     of Beneficial              of
Name                       Title                     Ownership                  Class
----                       -----                     ---------                  -----
Stephen Durland            Shareholder               25,000,000                 50.4%
                           President/Secretary
                           and Director

All directors and                                    25,000,000                 50.4%
executive officers
as a group (1)

William H. Luckman         Shareholder                3,600,000                  7.25%
                           Former Executive Vice
                           President/Director

Eve Yancy                  Shareholder                3,290,400                  6.63%

(1) EuroSoft's transfer agent records indicate that Eve Yancy owns 1,892,000 shares of our common stock and David Yancy owns 1,398,400 shares of our common stock. David Yancy, our former officer and director is deceased. Therefore, the aggregate amount of 3,290,400 shares of our common stock attributed to Eve Yancy assumes that Eve Yancy inherited all of David Yancy's shares upon his death. EuroSoft has not confirmed this fact.

(2) Brian Doherty, a former officer, director and employee, owns 2,160,616 shares (4.35%) of our common stock. However, we have 4,273,129 shares of our common stock registered in the name of Cede & Co. Such shares are registered in street name and we have not determined their beneficial ownership. Mr. Doherty and his wife Elaine Doherty previously owned 3,000,000 shares of our common stock (6.05%) in the aggregate. We have not determined if any of the Cede & Co. shares are attributed to the Dohertys.

(3) EuroSoft's transfer agent records indicate that Credit Suisse owns 3,585,370 shares (7.23%) of our common stock. To EuroSoft's knowledge, such shares are owned by numerous shareholders and has not determined whether there is one shareholder that beneficially owns 5% of our shares.

MANAGEMENT

Names                  Title or Position                          Age

Stephen Durland        President, Secretary and Director          46

STEPHEN DURLAND. President, Secretary and Director, age 46, is the President and founder of Durland & Co. CPA's which was founded in April 1991 principally to serve the accounting needs of small investment banking firms' clients. A significant number of its clients are companies which have been in the process of filing registration statements on Forms SB-2 , S-1, Form 10, Form 10-SB and Form 8-K with the U.S. Securities & Exchange Commission to allow for the sale of common stock to the public in initial public offerings, or to register under the 1934 Exchange Act subsequent to a reverse merger.

Mr. Durland is a Certified Public Accountant in 14 states and is a member of the Florida Institute of Certified Public Accountants. He is serving as a member of the Florida Institute of CPAs, Accounting Principles and Auditing Standards Committee for the seventh consecutive year. Mr. Durland is also a member of the Board of Directors and the Audit/Finance Committee of The Children's Place at Home Safe, Inc., a non-profit organization. He is the Chief Financial Officer and a member of the Board of Directors of JAB International, Inc., (NQB Pink Sheets), and American Hydroculture, Inc., a private company as well as the Chief Financial Officer of Ong Corp., a private company.

His professional experience over the last 21 years includes 13 years of audit experience, 7 years of corporate accounting and institutional investment management experience and a total of 17 years in the securities field. For 3 years he and one other individual managed a $900 million institutional investment portfolio. Mr. Durland is a Certified Cash Manager (national) and has been a Florida licensed mortgage broker, a Registered Investment Advisor and held NASD securities sales licenses.

Mr. Durland has written two articles. One was published in the Spring 1997 issue of The Prospector, the quarterly publication of the Business Development Board of Palm Beach County. The second was published in the July 1997 issue of CPA Today, the monthly publication of the Florida Institute of CPAs. He has also appeared as a professional guest on South Florida Business Report on the West Palm Beach NBC affiliate television station. Mr. Durland received his Bachelor of Administrative Science degree from Guilford College in Greensboro, North Carolina in 1982.

Item 4. Changes in Registrant's Certifying Accountant.

(a)  Previous Independent Auditors:

     (i) Durland & Company will be replaced as the independent auditor for the Company.

     (ii) Durland & Co.'s reports on the financial statements of the Company for the two fiscal years ended December 31, 1999 contain no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     (iii) The Company's Board of Directors approved the change in accountants.

     (iv) For the two most recent fiscal years ended December 31, 1999, there has been no disagreement between the Company and Durland & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Durland & Co. would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

          In connection with the Agreement set forth in Item 1 above, Stephen Durland, the new officer and director of Eurosoft, will choose a replacement for Durland & Company as the independent auditor for the Company because of its lack of independence. To date, this has not been done. Upon appointment, EuroSoft will file a Form 8-K to indicate its new independent auditor.

          The Company has requested that Durland & Co. furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Durland & Co. agrees with the above statements. A copy of such letter is being filed as Exhibit 16 to this Form 8-K.

(b)  New Independent Accountants:

     (i)  To date, the Company has not engaged a new independent auditor.

Item 7.  Financial Statements and Exhibits

(a)      Not applicable.
(b)      Not applicable.
(c)      Letter from Durland & Co.

Exhibits pursuant to Item 601 of Regulation S-B:

         Exhibit No.       Description

         10.1               Agreement between Durland and EuroSoft
         10.2               Amended Agreement between Durland and EuroSoft
         16                 Letter from Durland & Co.
         99                 Press Release

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EUROSOFT CORPORATION

/s/ STEPHEN DURLAND, President, Secretary and Director
------------------------------------------------------
By: STEPHEN DURLAND, President, Secretary and Director

Date: June 18, 2001

                                INDEX TO EXHIBITS

         EXHIBIT NO.        DESCRIPTION

         10.1               Agreement between Durland and EuroSoft
         10.2               Amended Agreement between Durland and EuroSoft
         16                 Letter from Durland & Co.
         99                 Press Release